Exhibit 10.1

NORWOOD FINANCIAL CORP

2024 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN.

The purpose of this 2024 Equity Incentive Plan is to provide incentives and rewards to officers, employees and directors who contribute to the long-term success and growth of Norwood Financial Corp and its Affiliates, and to assist these entities in attracting and retaining directors, officers and other selected employees with the necessary experience and ability required to aid the Company in increasing the long-term value of the Company for the benefit of its shareholders.

2.	DEFINITIONS.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code, respectively. The term Affiliate shall include the Bank.

“Award” means any Restricted Stock Award and/or Stock Option, as set forth in Section 6 of the Plan.

“Bank” means Wayne Bank, Honesdale, Pennsylvania, and any successors thereto.

“Beneficiary” means the person or persons designated by the Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing by the Participant and addressed to the Company or the Committee on forms provided for this purpose by the Committee, and delivered to the Company or the Committee. Such Beneficiary designation may be changed from time to time by similar written notice to the Committee. A Participant’s last will and testament or any codicil thereto shall not constitute a subsequent written designation of a Beneficiary. In the absence of such written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.

“Board of Directors” or “Board” means the board of directors of the Company.

“Cause” means the personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations and similar offenses), or a material violation of a final cease-and-desist order or any other action which results in a substantial financial loss to the Company or its Affiliates.

“Change in Control” shall be deemed to occur on the earliest of any of the following events:

(i) Merger: The Bank or the Company merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank or is otherwise eligible to vote for the election of directors for the Company or the Bank immediately before the merger or consolidation;

(ii) Acquisition of Significant Share Ownership: There is filed or required to be filed a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Section 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Bank’s or the Company’s voting securities, but this clause (ii) shall not apply to beneficial ownership of such voting securities held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities; The term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein;

(iii) Change in Board Composition: Individuals who constitute the Company’s or the Bank’s Board of Directors on the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall be considered, for purposes of this clause (iii), as though he or she was a member of the Incumbent Board; or

(iv) Sale of Assets: The Bank and/or the Company sells to a third party all or substantially all of its, or their, assets.

The definition of Change in Control shall be construed to be consistent with the requirements of Section 409A of the Code and Treasury Regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Committee” means the Board of Directors of the Company or the administrative committee designated, pursuant to Section 3 of the Plan, to administer the Plan.

“Common Stock” or “Shares” means shares of common stock, par value 0.10, of the Company.

“Company” means Norwood Financial Corp and any successor entity or any future parent corporation of the Bank.

“Director” means a person serving as a member of the Board of Directors of the Company, or the board of directors of an Affiliate, or any successor thereto from time to time.

“Director Emeritus” means a person serving as a director emeritus, advisory director, consulting director or other similar position as may be appointed by the Board of Directors of the Company or the Bank from time to time.

“Director Retainer Shares” means Shares of Common Stock awarded in accordance with Section 6.1(c) of the Plan.

“Disability” means (i) with respect to Incentive Stock Options, the “permanent and total disability” of the Employee as such term is defined at Section 22(e)(3) of the Code; and (ii) with respect to other Awards, a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Effective Date” shall mean the date of stockholder approval of the Plan by the stockholders of the Company.

“Eligible Participant” means an Employee or Outside Director who may receive an Award under the Plan.

“Employee” means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to a Stock Option awarded in accordance with the Plan.

“Fair Market Value” means (i) for a security traded on a national securities exchange, including the NASDAQ Global Market, the last reported sales price reported on such date or, if the Common Stock was not traded on such date, on the immediately preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported; (ii) if the Shares are not traded on a national securities exchange, but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (i), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and (iii) in the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means a Stock Option granted under the Plan, which is intended to meet the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” means a Stock Option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a Stock Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

“Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

“Outside Director” means a member of the Board of Directors of the Company who is not also an Employee.

“Parent” means any present or future corporation which would be a “parent corporation” of the Bank or the Company as defined in Sections 424(e) and (g) of the Code.

“Participant” means an individual who is granted an Award pursuant to the terms of the Plan; provided, however, upon the death of a Participant, the term “Participant” shall also refer to a Beneficiary designated in accordance with the Plan.

“Plan” means this Norwood Financial Corp 2024 Equity Incentive Plan.

“Restricted Stock Award” means an Award of shares of restricted stock granted to a Participant pursuant to Section 6.1(b) of the Plan.

“Trust” shall mean any grantor trust established by the Company for purposes of administration of the Plan.

“Trustee” or “Trustee Committee” means that person(s) or entity appointed by the Committee to hold legal title to the Plan assets under any Trust for the purposes set forth herein.

3.	ADMINISTRATION.

(a)

Committee. The Committee shall administer the Plan. The Committee shall consist of no fewer than two Directors appointed by the Board of Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. The Committee members shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(b)	Authority of Committee. Subject to paragraph (a) of Section 3, the Committee shall:

(i)	select the individuals who are to receive Awards under the Plan;

(ii)	determine the type, number, vesting requirements, acceleration of vesting and other features and conditions of Awards made under the Plan;

(iii)	interpret the Plan and Award Agreements (as defined below); and

(iv)	make all other decisions and determinations that may be required or as the Committee deems necessary or advisable related to the operation of the Plan and Awards made thereunder.

The Committee may adopt such rules or guidelines as it deems appropriate to implement and administer the Plan.

(c)

Awards. Each Award granted under the Plan shall be evidenced by a written agreement (an “Award Agreement”). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)	the type of Award granted;

(ii)	the Exercise Price for any Option;

(iii)	the number of shares or rights subject to the Award;

(iv)	the expiration date of the Award;

(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee, the President of the Company and such other directors and officers as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the Participants granted Awards under the Plan.

(d)

Six-Month Holding Period. Subject to vesting requirements, if applicable, except in the event of death or Disability of the Participant or a Change in Control of the Company, a minimum of six months must elapse between the Grant Date of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

4.	ELIGIBILITY.

Subject to the terms of the Plan, Employees and Outside Directors, as the Committee shall determine from time to time, shall be eligible to receive Awards in accordance with the Plan.

5.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS.

5.1 Shares Available. Subject to the provisions of Section 8, the Common Stock that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Stock, shares of Common Stock purchased in the open-market by the Company or any Trust established for purposes of administration of the Plan and any shares of Common Stock held as treasury shares.

5.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) equals 500,000 shares. The following limits also apply with respect to Awards granted under this Plan:

(a)

The maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Stock Options granted under this Plan is 500,000 Shares, reduced by the number of Plan shares issued as Restricted Stock Awards and Director Retainer Shares.

(b)	The maximum number of shares of Common Stock that may be delivered pursuant to Restricted Stock Awards granted under this Plan is 125,000 Shares.

(c)	The maximum number of shares of Common Stock that may be delivered pursuant to Director Retainer Shares granted under this Plan in accordance with Section 6.1(c) is 50,000 Shares.

5.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, or if shares of Common Stock are withheld from an Award for tax purposes, then the Shares that would have been delivered had there been no such cash or other settlement shall be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan.

5.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlement of Awards under this Plan. No fewer than 100 shares may be purchased on exercise of any Stock Option unless the total number purchased or exercised is the total number at the time available for purchase or exercise by the Participant.

6.	AWARDS.

6.1 Except as otherwise detailed herein, the Committee shall determine the type or types of Award(s) to be made to each Eligible Participant. Awards may be granted singularly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of Awards that may be granted under this Plan are Stock Options and Restricted Stock Awards, as follows:

(a)	Stock Options.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i)	Exercise Price. The Exercise Price of Stock Options shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date.

(ii)	Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the Grant Date.

(iii)

Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6.1(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2)

for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

For purposes of this Section 6.1, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section 6.1 shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(iv)	Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options:

(1)

If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date.

(2)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the Grant Date.

(3)

To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company or an Affiliate, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, such Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Grant Date for each Incentive Stock Option.

(4)

Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(5)	Incentive Stock Options may only be awarded to an Employee of the Company or its Affiliates.

(v)

Option Awards to Outside Directors. Subject to the limitations of Section 6.4(a), the Committee may award Non-Statutory Stock Options to purchase shares of Common Stock to any Outside Director of the Company at an Exercise Price equal to the Fair Market Value of the Common Stock on such Grant Date. Such Options will be first exercisable as determined by the Committee at the time of such grant, but in no case more quickly than at the rate of 100% on the one-year anniversary of the Grant Date of such Award during periods of continuing service as an Outside Director or Director Emeritus. Options awarded to Outside Directors that become earned and exercisable shall continue to be exercisable for a period of ten years following the Grant Date without regard to the continued services of such Outside Director to the Company. Upon the death or Disability of the Outside Director, such Option shall be deemed exercisable as if the Outside Director had attained the next applicable vesting event and shall continue to be exercisable for the remaining term of such Option. In the event of the Outside Director’s death, such Options which may be exercised may be exercised by the Beneficiary or the personal representative of his or her estate or person or persons to whom his or her rights under such Option shall have passed by will or by the laws of descent and distribution. Options may be granted to newly appointed or elected Outside Directors within the sole discretion of the Committee. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Bank or the Company. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to Outside Directors hereunder shall be subject to all other provisions of this Plan.

(b)	Restricted Stock Awards.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an Eligible Participant upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i)	Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1)

The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this Section 6.1(b), the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2)

Unless otherwise determined by the Committee, and except in the event of the Participant’s death or pursuant to a qualified domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award shall be transferred to the Beneficiary. The designation of a Beneficiary shall not constitute a transfer.

(3)

If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the Grant Date.

(iii)

Issuance of Certificates. The Committee shall take such action as is reasonably necessary for the issuance of shares of Common Stock to be issued pursuant to a Restricted Stock Award prior to the time that such Award shall be deemed earned and non-forfeitable, with such stock certificate evidencing such shares registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Company may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Further, each such stock certificate shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE NORWOOD FINANCIAL CORP 2024 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND NORWOOD FINANCIAL CORP THE PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICE OF THE CORPORATE SECRETARY OF NORWOOD FINANCIAL CORP

This legend shall not be removed until the Award becomes earned and non-forfeitable pursuant to the terms of the Plan and respective Award Agreement. Each certificate issued pursuant to this Section 6.1(b) shall be held by the Company or its Affiliates as custodian, unless the Committee determines otherwise.

(iv)

Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a Restricted Stock Award from and after the Grant Date of such Restricted Stock Award. Such dividends and other distributions shall be distributed to the holder of such Restricted Stock Award within 30 days of the payment date applicable to such distributions declared and paid with respect to the Common Stock; provided that in the event of the forfeiture of such Restricted Stock Award, all future dividend rights shall cease.

(v)

Voting Rights Associated with Restricted Stock Awards. Voting rights associated with any Restricted Stock Award shall not be exercised by the Participant until certificates of Common Stock representing such Award have been issued to such Participant in certificate form or by book-entry. Any shares of Common Stock held by the Company or a Trust prior to such time shall be voted by the Company or the Trustee of such Trust, as applicable, as directed by the Committee. Any shares of Common Stock held by the Company after a Restricted Stock Award has been made, but prior to such time that such Shares shall be certificated or recorded in book-entry form, shall be voted by the Committee in accordance with the stock power held by the Company applicable to such Awards.

(vi)

Restricted Stock Awards to Outside Directors. Notwithstanding anything herein to the contrary, the Committee may grant a Restricted Stock Award consisting of shares of Common Stock to any Outside Director of the Company. Such Award shall be earned and non-forfeitable as determined by the Committee at the time of grant, but in no case more quickly than at the rate of 100% on the one-year anniversary of the Grant Date of such Award during periods of continuing service as an Outside Director or Director Emeritus. Upon the death or Disability of the Outside Director, such Award shall be deemed earned and non-forfeitable as if the Outside Director had attained the next applicable vesting event. Such Award shall be immediately 100% earned and non-forfeitable upon a Change in Control of the Company or the Bank. Restricted Stock Awards may be granted to newly elected or appointed Outside Directors within the discretion of the Committee, provided that the total Restricted Stock Awards granted to Outside Directors shall not exceed the limitations set forth at Section 6.4(b) herein.

(c) Director Retainer Shares. Notwithstanding anything herein to the contrary, including Section 6.1(b)(vi) herein, effective on and after July 1, 2024, each Outside Director shall receive in arrears whole Shares equal to $1,000 of Fair Market Value in lieu of the first $1,000 of cash compensation related to such Director’s monthly retainer as a Director of the Bank (with any fractional Shares paid in cash) (the “Director Retainer Shares”). For purposes of this Section 6.1(c), Fair Market Value shall be equal to the average of the last reported sales price of the Company’s Common Stock for the last five calendar days on which such Common Stock traded for the month-end or quarter-end for which these Director Retainer Shares are being computed. Such Director Retainer Shares shall be credited to each Outside Director’s book-entry account not less frequently than quarterly and shall be 100% earned and non-forfeitable as of the date of payment; provided that such Shares shall be restricted as to transfer or re-sale as follows: i) In no event may these Director Retainer Shares be sold or transferred by the Director within six-months of the date of payment; ii) Such Director Retainer Shares may not be sold or transferred by the Director unless such individual is then in compliance with the Company’s Stock Ownership Guidelines applicable to its Directors as approved by the Board of Directors from time to time. Notwithstanding anything herein to the contrary, no single Outside Director may be awarded more than 500 Shares in any calendar year as Director Retainer Shares, nor receive more than 5,000 Director Retainer Shares in the aggregate under the Plan.

6.2 Award Payouts. Awards may be paid out in the form of cash, Common Stock, or combinations thereof as the Committee shall determine in its sole discretion, and with such restrictions as it may impose.

6.3 Method of Exercise/Consideration for Stock Options. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:

(a)	cash, check payable to the order of the Company, or electronic funds transfer;

(b)	through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan; or

(c)

subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of such Stock Option by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure;

In no event shall any Shares newly-issued by the Company be issued for less than the minimum lawful consideration for such Shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Option by delivering shares of Common Stock previously owned by such Participant, any such Shares delivered which were initially acquired by the Participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the Participant for at least six months prior to such date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any Shares unless and until it receives full payment of the Exercise Price and any related withholding obligations under Section 9.5 have been satisfied, or until any other conditions applicable to exercise or purchase have been satisfied. No shares of Common Stock shall be issued until full payment has been received by the Company, and no Participant shall have any of the rights of a stockholder of the Company until shares of Common Stock are issued upon the exercise of such Stock Options. Payment instruments will be received subject to collection. In the event a Participant chooses to pay the Option Exercise Price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Stock Option shall be net of the number of attested shares. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time within its sole discretion eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award by any method other than a cash payment to the Company.

6.4	Limitations on Awards.

(a)

Stock Option Award Limitations. During the ten-year period following the Effective Date, Shares subject to Options granted to Outside Directors in the aggregate under this Plan shall not exceed 52,000 Shares representing approximately 10.4% of the total number of Shares authorized for delivery under this Plan pursuant to Section 5.2 or exceed 10,000 Shares to any individual Outside Director. During the ten-year period following the Effective Date, the aggregate number of Shares subject to Options granted to all Employees as a group shall not exceed 325,000 Shares, reduced by the aggregate number of Shares awarded pursuant to Options granted to all Outside Directors as a group under the Plan, and Options awarded to any single Employee shall not exceed 50,000 Shares authorized for delivery under the Plan pursuant to Section 5.2 herein. Notwithstanding anything herein to the contrary, under the Plan not more than 2,000 Shares subject to Options may be granted to any single Outside Director in any single calendar year, and not more than 15,000 Shares subject to Options may be granted to any single Employee in any single calendar year.

(b)

Restricted Stock Award Limitations. During the ten-year period following the Effective Date, Shares subject to Restricted Stock Awards granted to Outside Directors in the aggregate under this Plan shall not exceed 50,000 Shares or approximately 10% of the total number of Shares authorized for delivery under this Plan pursuant to Section 5.2 or exceed 12,000 Shares to any individual Outside Director. Further, Restricted Stock Awards granted to any individual Outside Director will not exceed 1,200 Shares in any calendar year, excluding Director Retainer Shares. During the ten-year period following the Effective Date, the aggregate number of Shares subject to Restricted Stock Awards granted to all Employees a group shall not exceed 125,000 Shares, reduced by the aggregate number of Restricted Stock Awards granted to all Outside Directors as a group under the Plan. The aggregate number of Shares subject to Restricted Stock Awards granted to any single Employee shall not exceed 35,000 Shares authorized for delivery under the Plan pursuant to Section 5.2 herein.

Notwithstanding anything herein to the contrary, under the Plan, a Restricted Stock Award consisting of not more than 11,200 shares of Company Common Stock may be granted to any single Employee in any single calendar year. Director Retainer Shares awarded in accordance with Section 6.2(c) herein shall not be included in these limitations.

(c)

Vesting of Awards. Awards will not become earned and exercisable or earned and non-forfeitable more quickly than at the rate of 100% of such Award on the one-year anniversary of the Grant Date of such Award, except in the event of the death or Disability of the Participant or a Change in Control transaction occurring after the Grant Date of such Award. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of an Award, Restricted Stock Awards granted to Outside Directors and Directors Emeritus will be first earned and non-forfeitable at the rate of one-third of such Award on the one-year anniversary of the Grant Date and one-third annually thereafter during their periods of continued service, except in the event of the death or Disability of the Participant or a Change in Control transaction occurring after the Grant Date of such Award. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of an Award, Restricted Stock Awards granted to Employees will be first earned and non-forfeitable at the rate of one-fifth of such Award on the one-year anniversary of the Grant Date and one-fifth annually thereafter during their periods of continued service, except in the event of the death or Disability of the Participant or a Change in Control transaction occurring after the Grant Date of such Award..

7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS.

7.1 General. The Committee shall establish the effect of a termination of employment or service, death or Disability on the continuation of rights and benefits available under an Award, and, in so doing, may make distinctions based upon, among other things, the recipient of such Award, the cause of termination and the type of the Award. Notwithstanding the foregoing, the terms of Awards shall be consistent with the following, as applicable:

(a)

Termination of Employment or Service. In the event that any Employee Participant’s employment with the Company or an Affiliate shall terminate for any reason, other than Disability or death, all of any such Participant’s Stock Options, and all of any such Participant’s rights to purchase or receive shares of Common Stock pursuant thereto, shall automatically terminate (A) on the earlier of: (i) the respective expiration dates of any such Stock Options, or (ii) the expiration of three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award based upon the Participant’s continuing status as a Director or Director Emeritus of the Bank or the Company, but only if, and to the extent that, the Participant was otherwise entitled to exercise any such Stock Options at the date of such termination of employment or service, and further that such Stock Options shall thereafter be deemed Non-Statutory Stock Options.

(b)

Disability. In the event that any Employee Participant’s employment with the Company shall terminate as the result of the Disability of such Participant, such Participant may exercise any Stock Options previously granted to the Participant pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Stock Options, or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Participant was entitled to exercise any such Stock Options at the date of such termination of employment or would have been eligible to exercise such Award had they continued employment through the date of the next applicable vesting event.

(c)

Death. In the event of the death of an Employee Participant, any Stock Options previously granted to such Participant may be exercised by the Participant’s Beneficiary or the person or persons to whom the Participant’s rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Participant’s estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Stock Options, or (ii) the date which is two (2) years after the date of death of such Participant, but only if, and to the extent that, the Participant was entitled to exercise any such Stock Options at the date of death or would have been eligible to exercise such Award had they continued employment through the date of the next applicable vesting event. At the discretion of the Committee, upon exercise of such Options, the Beneficiary may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of shares of Common Stock, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

7.2 Events Not Deemed Terminations of Employment or Service. Unless the Company’s policy or the Committee provides otherwise, the employment or service relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days, or (d) in the case of transfers between payroll locations or between the Company, an Affiliate or a successor. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with the Company or another Affiliate after giving effect to the Affiliate’s change in status.

8.	ADJUSTMENTS IN CAPITAL STRUCTURE; ACCELERATION UPON A CHANGE IN CONTROL.

8.1 Adjustments in Capital Structure. Upon any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Company in its entirety; then the Committee shall proportionately adjust the Plan and the Awards thereunder in such manner, to such extent and at such times, as is necessary to preserve the benefits or potential benefits of such Awards, including:

(a)

proportionately adjust any or all of: (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share Limits, maximums and numbers of shares set forth elsewhere in this Plan); (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards; (iii) the grant, purchase, or Exercise Price of any or all outstanding Awards; (iv) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards; or (v) the performance standards applicable to any outstanding Awards; or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

8.2 The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

8.3 Upon any of the events set forth in Section 8.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Company generally. In the case of any stock dividend, stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 8.1(a) above shall nevertheless be made.

8.4 Automatic Acceleration of Awards. Unless otherwise determined by the Committee at the time of the Award, upon a Change in Control of the Company or the Bank, each Stock Option then outstanding shall become fully earned and exercisable and remain exercisable for its remaining term and all Restricted Stock Awards then outstanding shall be deemed fully earned and non-forfeitable and be free of restrictions. The Committee may, in its sole discretion, determine that in the event of a Change in Control each outstanding Stock Option shall be cancelled in exchange for a cash payment equal to the difference between the Fair Market Value of the Common Stock on the date of the Option cancellation and the Exercise Price per share of the Option, in accordance with Section 9.7(i) herein.

8.5 Acceleration of Vesting. The Committee shall at all times have the power to accelerate the exercise date of Options and the date that Restricted Stock Awards shall be earned and non-forfeitable with respect to previously granted Awards; provided that such action is not contrary to regulations of the Company’s applicable banking regulatory agency then in effect.

9.	MISCELLANEOUS PROVISIONS.

9.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

9.2 Claims. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

9.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor interfere in any way with the right of the Company to change a Participant’s compensation or other benefits, or terminate his or her employment or other service, with or without cause. Nothing in this Section 9.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

9.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. Notwithstanding the foregoing, the Company may establish a Trust in accordance with Section 10 with respect to Awards made in accordance with Section 6.1(b) herein. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

9.5	Tax Matters; Tax Withholding.

(a)	Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company shall have the right, within its sole discretion, to:

(i)

require the Participant (or the Participant’s personal representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment;

(ii)

deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment; or

(iii)

in any case where tax withholding is required in connection with the delivery of shares of Common Stock under this Plan, pursuant to such rules and subject to such conditions as the Committee may establish, reduce the number of shares to be delivered to the Participant by the appropriate number of shares, valued in a consistent manner at their Fair Market Value as necessary to satisfy the minimum applicable withholding obligation. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

(b)

Required Notification of Section 83(b) Election. In the event a Participant makes an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(c)

Requirement of Notification upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

9.6	Effective Date; Termination and Suspension; Approval; Amendments.

(a)

Effective Date and Termination. This Plan is effective upon the later of approval of the Plan by the Board of Directors of the Company or the vote of approval by the stockholders of the Company (“Approval Date”). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day preceding the tenth anniversary of the Approval Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b)

Board of Directors Authorization. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no such amendment may have the effect of repricing the Exercise Price of Options, except if such action is approved by a vote of stockholders. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(c)

Stockholder Approval. Stockholder approval of such Plan shall be determined by an affirmative vote of a majority of the votes cast on the matter at a meeting of stockholders of the Company within one year of the date of adoption of the Plan by the Board of Directors of the Company. Any material amendment to the Plan deemed to require an approval vote of stockholders shall be approved by an affirmative vote of a majority of the votes cast on the matter at a meeting of stockholders of the Company.

(d)

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 9.6. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 9.6 and Sections 9.11 and 9.13 herein with respect to any Award granted under this Plan without further consideration, consent or action.

9.7	Governing Law; Compliance with Regulations; Construction; Severability.

(a)

Construction. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by Federal law.

(b)

Forfeiture of Awards in Certain Circumstances. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award, a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.

(c)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(d)

Section 16 of Exchange Act. It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(e)

Compliance with Federal Securities Law. Shares of Common Stock shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed.

(f)

Necessary Approvals. The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

(g)

Representations and Warranties of Participants. As a condition to the exercise of any Option or the delivery of shares in accordance with an Award, the Company may require the person exercising the Option or receiving delivery of the shares to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(h)

Termination for Cause. Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Company or an Affiliate for “Cause” as determined by the Board of Directors or the Committee, all Awards held by such Participant which have not yet been delivered shall be forfeited by such Participant as of the date of such termination of employment or service.

(i)

Cash Payment in Lieu of Delivery of Shares. Upon the exercise of an Option, the Committee, in its sole and absolute discretion, may make a cash payment to the Participant, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the Exercise Price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Participant or the Company under Section 16(b) of the Exchange Act and regulations promulgated thereunder, or subject the Participant to additional tax liabilities related to such cash payments pursuant to Section 409A of the Code.

(j)

Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be purchased by the Company without shareholder approval.

(k)

Prohibition Against Repricing of Stock Options. Except for adjustments pursuant to Section 8.1 or reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

9.8 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

9.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to Common Stock, under any other plan or authority.

9.10 Limitation on Liability. No Director, member of the Committee or the Trustee shall be liable for any determination made in good faith with respect to the Plan, the Trust or any Awards granted. If a Director, member of the Committee or the Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by any reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such person against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

9.11 Section 409A Compliance. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A of the Code) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code. Further, the settlement of any such 409A Award may not be accelerated except to the extent permitted by Section 409A of the Code. To the extent that an Award is deemed to constitute a 409A Award, and for which payment with respect to the Award or acceleration of such Award being deemed earned and exercisable or non-forfeitable is determined solely by reference to whether a Change in Control has occurred, the term “Change in Control” means (for purposes of determining whether a payment is due or acceleration exists) the first to occur of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets,” as those phrases are determined under Section 409A of the Code and the regulations promulgated thereunder, as in effect at the time of such Change in Control transaction.

9.12 Successors. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

9.13 Clawback Policy. Awards under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. As of the effective date of this Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the rules and regulations adopted by the National Association of Securities Dealers Automated Quotations in compliance therewith, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from grantee, if grantee is a current or former executive officer of the Company who received incentive-based compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Committee to be in excess of what would have been paid to the executive officer under the accounting restatement. In addition, the Company shall recover from grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002. Any Awards issued under the Plan will contain language consistent with the clawback policy in effect on the date of grant and will be subject to any changes required by law.

9.14 Trading Policy Restrictions. Option exercises and the sale of Common Stock received upon the exercise of such Options or the vesting of other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

9.15 Other Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the rules and regulations promulgated thereunder. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such Company clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any Shares issued or transferred under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act, and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

9.16 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have a right to enjoin any such action.

10.	TRUST.

10.1 Activities of Trustee. The Trustee(s) shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

10.2 Management of Trust. It is the intention of this Plan that the Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to unearned and unawarded Restricted Stock Awards, in Common Stock to the fullest extent practicable, except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

(a)

To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Company or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

(b)

To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts, and certificates of deposit (including those issued by the Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

(c)	To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

(d)

To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

(e)	To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.

(f)	To employ brokers, agents, custodians, consultants and accountants.

(g)	To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

(h)

To hold funds and securities representing the amounts to be distributed to a Participant or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets.

(i)

As may be directed by the Committee or the Board of Directors from time to time, the Trustee shall pay to the Company any earnings of the Trust attributable to unawarded or forfeited Restricted Stock Awards.

Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of a court for the exercise of any power herein contained, or to maintain bond.

10.3 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

10.4 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Participants or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to Restricted Stock Awards shall be allocated to accounts for Participants, except to the extent that such cash dividends are distributed to Participants, if such shares are the subject of outstanding Restricted Stock Awards, or, otherwise held by the Trust or returned to the Company.

10.5 Expenses. All costs and expenses incurred in the operation and administration of this Plan, including those incurred by the Trustee, shall be paid by the Company or, if not so paid, then paid from the cash assets of the Trust.

10.6 Indemnification. Subject to the requirements and limitations of applicable laws and regulations, the Company shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee’s powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

10.7 Term of Trust. The Trust, if established, shall remain in effect until the earlier of (i) termination by the Committee, (ii) the distribution of all assets of the Trust, or (iii) 21 years from the Effective Date. Termination of the Trust shall not affect any Restricted Stock Awards previously granted, and such Restricted Stock Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

10.8 Tax Status of Trust. It is intended that the Trust established hereby shall be treated as a grantor trust of the Company under the provisions of Section 671 et seq. of the Code.